                                                                       EXHIBIT 5
                                                                      (Form S-8)






                               November 27, 2001

OshKosh B'Gosh, Inc.
112 Otter Avenue
Oshkosh, Wisconsin  54901

         Re:      OshKosh B'Gosh, Inc. 1995 Outside Directors' Stock Option Plan

Gentlemen:

         We are providing this opinion in connection with the Registration Statement of OshKosh B'Gosh, Inc. (the "Company") on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed issuance of up to an additional 185,000 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Shares") pursuant to the OshKosh B'Gosh, Inc. 1995 Outside Directors' Stock Option Plan (the "Plan").

         We have examined (i) the Registration Statement; (ii) the Company's Restated Certificate of Incorporation and Bylaws, each as amended to date; (iii) the Plan; (iv) corporate proceedings relating to the adoption of the Plan and the issuance of the Shares; and (v) such other documents and records as we have deemed necessary in order to render this opinion. In rendering this opinion, we have relied as to certain factual matters on certificates of officers of the Company and of state officials.

         Based upon the foregoing, it is our opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

         2. The Shares to be sold from time to time pursuant to the Plan which are original issuance shares, when issued for the consideration (not less than par value) and paid for as contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act. Steven R. Duback, a partner in our firm, is the Corporate Secretary and a director of the Company.

                                                     Very truly yours,



                                                     QUARLES & BRADY